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                                                                      EXHIBIT 99


                                                     MEDIA CONTACT:
                                                     James Wilson
                                                     Aperian
                                                     (512) 226-8659
                                                     jwilson@aperian.com

                                                     INVESTOR CONTACT:
                                                     Frank Milano
                                                     Aperian
                                                     (512) 476-6925
                                                     fmilano@aperian.com


             APERIAN ANNOUNCES RESULTS OF ANNUAL SHAREHOLDER MEETING
                         SHAREHOLDERS APPROVE ALL ITEMS


DALLAS, TEXAS, SEPTEMBER 7, 2000 -- Aperian (NASDAQ: APRN), a leader in providing managed services and scalable bandwidth for content-intensive businesses, held its Annual Shareholders Meeting today in Dallas, Texas. Aperian shareholders passed all items presented by the Board of Directors for shareholder approval.

         "The results of this election confirm our shareholders' faith in management," said Robert Gibbs, President and CEO of Aperian. "Their vote of confidence in our ability to execute on the business plan gives us the clear indication that we are on the right track."

         At their meeting, shareholders approved the following specific items:

  o Election of nine persons to the Company's Board of Directors to include new members Jack Baum, Don Brush, and Raymond Wicki, as well as the re-election of current members Robert Gibbs, Chris Brickler, Daniel Dornier, Steve Metzger, Humbert Powell III, and Davinder Sethi. Shareholders also voted to limit the monetary liability of directors.

  o Approval of an amendment to the Company's articles of incorporation to effect a one-for-three combination of common stock, reducing the total number of outstanding shares to



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         approximately 12.6 million. This combination is expected to be reflected in NASDAQ trading on Monday morning September 11, 2000.

  o Approval of the 2000 Stock Option Plan, allowing a maximum of 4 million shares to be issued, of which approximately 1.7 million shares would be available for future grants.


         Shareholders also approved the re-incorporation of the Company from Utah to Delaware. Included in this re-incorporation is the adoption of the trade name of Aperian, Inc., as the official Company name, and increasing the authorized common stock to 75 million shares.


ABOUT APERIAN

         MSI Holdings, Inc. dba Aperian (Nasdaq:APRN) enables scalable growth for content-intensive businesses by providing latest-generation broadband capabilities and turnkey application infrastructure. Through strategic alliances with Genuity (Nasdaq:GENU) and MCI WorldCom (Nasdaq:WCOM), Aperian offers unique direct access to the Internet backbone via its Direct Optical Co-location Connection (DOCCTM) technology. In addition, Aperian provides value-added services that allow web-centric businesses to deliver a reliable and efficient web site experience to their end users. Aperian is an end-to-end Cisco (Nasdaq:CSCO) Powered Network. Aperian has been certified for network architecture, security architecture, and facilities design by GTE/BBN Technologies. Information about Aperian and its services can be found on the World Wide Web at www.aperian.com.

# # #

The statements made by Aperian (the Company) may be forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements. Aperian believes that its primary risk factors include, but are not limited to: the need for substantial financial requirements; the need to develop effective internal processes and systems; the ability to attract and retain high quality employees; changes in the overall economy; changes in technology; the number and size of competitors in its markets; changes in the law and regulatory policy; and the mix of product and services offered in the company's target markets. The statements and opinions presented here represent the views of the Company.



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DOCC is a trademark of Aperian.
Aperian disclaims any proprietary interest in the marks and names of others.